Exhibit 99.1

For Immediate Release

MAGUIRE PROPERTIES AGREES
TO ACQUIRE $2.875 BILLION PORTFOLIO OF ORANGE COUNTY AND
DOWNTOWN LOS ANGELES ASSETS

- Company Will Hold a Conference Call to Discuss Acquisition
February 21, 2007, at 9:00 a.m. Pacific Time -

   - Further Information about this Transaction Will be Available on the Company’s
Website at MaguireProperties.com Prior to the Call-

LOS ANGELES, February 20, 2007 - Maguire Properties, Inc. (NYSE: MPG), a Southern California focused real estate investment trust, today announced that it has entered into an agreement with The Blackstone Group to acquire all of the real property assets in Orange County and Downtown Los Angeles that were part of the former Equity Office Properties portfolio. The purchase price will be approximately $2.875 billion and the Company intends to establish a joint venture relationship with an investor similar to the existing Maguire Macquarie Office venture for this transaction. However, the transaction may initially be funded from proceeds of project and corporate level financing similar to the company’s acquisition of the CommonWealth portfolio in 2005. The acquisition is expected to close in the second quarter of 2007.

Acquisition highlights include:

•	Maguire Properties will acquire 24 office buildings comprising 8.1 million square feet which will substantially increase the size of its Southern California inventory and market share.

•
Acquisition of a critical mass of 22 office properties in Orange County comprising approximately 6.1 million square feet will increase Maguire Properties inventory to 10.3 million square feet in Orange County by year end with the potential to increase by another 3.3 million square feet of development both currently owned by the Company and 2 million square feet of development land being acquired. This is a high growth market where declining vacancies are expected to generate significant near-term rental rate growth and existing rents are 20%-25% under current market.

•	The Portfolio includes many trophy quality properties in Orange County including 1920 Main Plaza, 2010 Main Plaza, 18301 Von Karman, Tower 17, Stadium Towers, Griffin Towers and 2600 Michelson.

•
Acquisition of Two California Plaza, located next to Maguire Properties One California Plaza, is a 1.39 million square foot trophy quality building designed by Arthur Erickson completed in 1992 and is 92% leased with national tenants Deloitte & Touche, PriceWaterhouse Coopers, Mayer, Brown, Merrill Lynch and Aames Financial. Two California Plaza office rates are under Maguire rates in its adjacent buildings and the parking garage is owned jointly by MPG and EOP. The consolidated ownership will permit MPG to not only increase office rents, but to increase parking and retail rates as well.

•
Acquisition of 550 South Hope Street which is a 621,000 square foot well located, trophy quality building designed by Kohn Pedersen and Fox completed in 1991 and is 89% leased to national tenants Howrey, Simon, Arnold & White, Piper Rudnick Gray, California Bank and Trust and the W.M. Keck Foundation. This building is located next to the Central Library and Maguire Gardens and across the street from the Company’s U.S.Bank Tower with existing rents 30%-35% under the current market. This continues the Company’s strategy of owning the highest quality buildings designed by world class architects with the highest credit tenants. MPG will now own 70% of the prime Bunker Hill market and 51% of the premier buildings in the LA-CBD. Maguire Properties already dominant LA-CDB market share will increase to 9.2 million square feet.

This portfolio is currently 91.8% leased with significant opportunities to increase rents and parking revenue over the next 3-4 years.

Mr. Robert F. Maguire III, Chairman and Chief Executive Officer of Maguire Properties, said, “We were enormously pleased to work with Blackstone on this acquisition. This transaction presents a unique opportunity to acquire a portfolio of high quality buildings at below replacement cost with in place rents substantially below current market rents. The combination of these properties in Orange County and Downtown LA with our current asset base not only gives us significant added inventory and market share in high barrier to entry markets, but also positions us for increased upside through additional development. This portfolio has significant revenue growth potential as below market rents and parking rates are increased to market rates as well as fee income and promotional interest from the joint venture we plan to form to own these assets.

“We have a track record of highly successful acquisitions such as the acquisition of the CommonWealth portfolio in addition to attracting institutional equity partners and producing superior returns through joint ventures. We expect this acquisition to be accretive to funds from operations in 2008.”

The specific properties that Maguire Properties has agreed to acquire are:

Existing Office Properties in Downtown Los Angeles:
• 550 South Hope
• Two California Plaza

Existing Office Properties in Orange County:
• 1920 Main Plaza, Irvine Business Center
• 2010 Main Plaza, Irvine Business Center

• Inwood Park, Irvine Business Center
• 1201 Dove Street, Airport Complex
• 18301 Von Karman, Airport Complex
• 18581 Teller, Airport Complex
• 2600 Michelson, Airport Complex
• Fairchild Corporate Center, Airport Complex
• Redstone Plaza, Airport Complex
• Tower 17, Airport Complex
• 500 Orange Tower, Anaheim Stadium Area
• Stadium Towers Plaza, Anaheim Stadium Area
• Brea Corporate Place, Brea
• Brea Financial Commons Portfolio, Brea
• 1100 Executive Tower, Eastern Central Orange County
• Lincoln Town Center, Eastern Central Orange County
• The City - 3800 Champion, Garden Grove
• 500-600 Parkway, Garden Grove
• City Plaza, Garden Grove
• City Tower, Garden Grove
• Bixby Ranch, Huntington/Seal Beaches
• Griffin Towers, South Coast Metro

Development Properties in Orange County:
• Brea Financial Commons, Brea
• Inwood Park, Irvine Business Center
• Stadium Towers II, Anaheim Stadium Area
• Orange Center/500 Orange, Anaheim Stadium Area
• 605 City Parkway, Garden Grove
• Brea Corporate Place, Brea
• Executive Tower II, Eastern Central County
• City Tower II/City South Land, Garden Grove
• City Plaza II, Garden Grove
• Bixby Ranch Excess Land, Huntington/Seal Beaches

Teleconference and Webcast
Maguire Properties will conduct a conference call and audio webcast tomorrow February 21, 2007, at 9:00 A.M. Pacific Time (12:00 P.M. Eastern Time) to discuss the acquisition. The conference call can be accessed by dialing (800) 443-9874 (Domestic), or (706) 634-1231 (International). A replay will be available through February 23, 2007 by dialing (800) 642-1687 (Domestic) or (706) 645-9291 (International). The required passcode for the call and replay is 9383827. The live conference call and replay can also be accessed via audio web cast at the Investor Relations section of the Company’s web site, www.maguireproperties.com, or through CCBN at www.fulldisclosure.com.

About Maguire Properties, Inc.
Maguire Properties, Inc. is the largest owner and operator of Class A office properties in the Los Angeles central business district and is primarily focused on owning and operating high-quality office properties in the Southern California market. Maguire Properties, Inc. is a full-service real estate company with substantial in-house expertise and resources in property management, marketing, leasing, acquisitions, development and financing. For more information on Maguire Properties, visit the Company’s website at www.maguireproperties.com.

Business Risks

This press release contains forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include: general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the availability and terms of financing and the use of debt to fund acquisitions and developments; risks associated with the potential failure to manage effectively the Company’s growth and expansion into new markets, to complete acquisitions or to integrate acquisitions successfully; risks and uncertainties affecting property development and construction; risks associated with downturns in the national and local economies, increases in interest rates, and volatility in the securities markets; risks associated with joint ventures; potential liability for uninsured losses and environmental contamination; risks associated with our Company’s potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended and possible adverse changes in tax and environmental laws; and risks associated with the Company’s dependence on key personnel whose continued service is not guaranteed.  For a further list and description of such risks and uncertainties, see our annual report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2006. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:	Maguire Properties, Inc.
Peggy Moretti
Senior Vice President, Investor and Public Relations
(213) 613-4558